Exhibit 2.3

AZUL INVESTMENTS LLP
as Issuer
AZUL S.A.
and
AZUL LINHAS AÉREAS BRASILEIRAS S.A.
as Guarantors
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
(as successor in interest to U.S. Bank, National Association)
as Trustee, Registrar, Transfer Agent and Paying Agent

SUPPLEMENTAL INDENTURE
Dated as of July 14, 2023

5.875% Senior Notes due 2024

i

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 14, 2023, among AZUL INVESTMENTS LLP, a Delaware limited liability partnership (the “Issuer”), AZUL S.A. and AZUL LINHAS AÉREAS BRASILEIRAS S.A., each a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil, as the guarantors (the “Guarantors” and each a “Guarantor”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank, National Association), as trustee, registrar, transfer agent and paying agent (the “Trustee”).
WITNESSETH:
WHEREAS, the Issuer, the Guarantors and the Trustee are parties to the Indenture dated as of October 26, 2017 (the “Indenture”) relating to the Issuer’s 5.875% Senior Notes due 2024 (the “Notes”);
WHEREAS, Section 9.02 of the Indenture permits the Issuer and the Guarantors, when authorized by a Resolution (as defined in the Indenture) and the Trustee, together, to amend or supplement the Indenture to amend the provisions of the Indenture as set forth herein with the consent of the Holders (as defined in the Indenture) of a majority in principal amount of the Outstanding Notes (as defined in the Indenture);
WHEREAS, pursuant to the confidential exchange offering memorandum and consent solicitation statement, dated June 13, 2023 (the “Offering Memorandum”), the Issuer has made an offer to Eligible Holders (as defined in the Offering Memorandum) to exchange their Notes for newly issued 11.500% Senior Secured Second Out Notes due 2029 (the “New 2029 Notes”) to be issued by Azul Secured Finance LLP (the “New Notes Issuer”) (the “Exchange Offer”);
WHEREAS, in connection with the Exchange Offer, the Issuer solicited consents from Eligible Holders to the 2024 Proposed Amendments (as defined in the Offering Memorandum) and, pursuant to the terms of the Exchange Offer set forth in the Offering Memorandum, Eligible Holders may not tender their Notes for exchange pursuant to the Exchange Offer without delivering their consents to the 2024 Proposed Amendments (“Consents”), and Eligible Holders may not deliver their Consents without tendering their Notes pursuant to the Exchange Offer;
WHEREAS, neither the Issuer nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to the Consents for the 2024 Proposed Amendments;
WHEREAS, as of the date of this Supplemental Indenture, neither the Issuer nor any of its Affiliates (as defined in the Indenture) own any Notes;
WHEREAS, pursuant to the Exchange Offer, Eligible Holders of at least a majority in aggregate principal amount of the Outstanding Notes have tendered their Notes in exchange for New 2029 Notes upon the terms and subject to the conditions set forth in the Offering Memorandum, and have thereby delivered their Consents to the 2024 Proposed Amendments, which are to be implemented by the amendments to the Indenture set forth in Article 2 of this Supplemental Indenture (the “Amendments”);

WHEREAS, while this Supplemental Indenture shall be effective upon execution and delivery by the parties to this Supplemental Indenture, the Amendments will not become operative unless and until the Issuer has (i) procured that the New 2029 Notes are issued by the New Notes Issuer and delivered in exchange for all Notes that have been validly tendered (and not validly withdrawn) by the Early Participation Deadline (as defined in the Offering Memorandum) and accepted for exchange by the Issuer in accordance with the terms of the Exchange Offer (the “Exchanged Notes”), (ii) paid the Accrued Interest (as defined in the Offering Memorandum) in respect of the Exchanged Notes in accordance with the terms of the Exchange Offer, and (iii) confirmed to the Trustee in writing that the Operative Conditions (as defined below) have been met;
WHEREAS, upon the satisfaction of the Operative Conditions (as defined below), as evidenced by the Satisfaction Officers’ Certificate (as defined below) delivered to the Trustee, all Holders will be bound by the terms of this Supplemental Indenture, including the Amendments, even if they did not deliver Consents to the Amendments by tendering their Notes in the Exchange Offer;
WHEREAS, for the purposes recited above, and pursuant to Resolutions, the Issuer and the Guarantors have duly determined to execute and deliver to the Trustee this Supplemental Indenture; and
WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee hereby agree as follows:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01. Definitions.
All capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture. All definitions in the Indenture shall be read in a manner consistent with the terms of this Supplemental Indenture.
Section 1.02. Headings.
The headings of the sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Supplemental Indenture and shall not modify or restrict any of the terms or provisions of this Supplemental Indenture.

ARTICLE 2
AMENDMENTS
Section 2.01. Amendments to the Indenture.
(a)The Indenture is hereby amended by deleting each of the following sections, or subsections, as the case may be, in its entirety and, in the case of each such section or subsection so deleted, inserting in lieu thereof the phrase “[Intentionally Omitted]”:
(i)Section 4.04 (Maintenance of Corporate Existence);
(ii)Section 4.05 (Payment of Taxes and Claims);
(iii)Section 4.07 (Reporting Requirements);
(iv)Section 4.08 (Available Information);
(v)Section 4.09 (Limitations on the Issuer);
(vi)Section 4.10 (Limitations on Transactions with Affiliates);
(vii)Section 4.11 (Repurchase of Notes upon a Change of Control);
(viii)Subsection (iii) of Section 5.01 (Limitation on Consolidation, Merger or Transfer of Assets); and
(ix)Sections 6.01(c), (d), (e), (f), (g), (h) and (j) (Events of Default).
(b)The Indenture is hereby amended by deleting the following words within subsection (i) of Section 5.01 (Limitation on Consolidation, Merger or Transfer of Assets): “shall be a Person organized and existing under the laws of Brazil or the United States, or any other country (or political subdivision thereof) that is a member country of the European Union or of the Organisation for Economic Co-operation and Development on the date of this Indenture, and such Person.”
(c)Any provision contained in the Notes that relates to any provision of the Indenture as amended by this Section 2.01 shall likewise be amended so that any such provision contained in the Notes will conform to and be consistent with any provision of the Indenture as amended by this Supplemental Indenture.
(d)Any definition used exclusively in the provisions of the Indenture and the Notes that are deleted pursuant to this Section 2.01 are hereby deleted in their entirety from the Indenture and the Notes. All references in the Indenture and the Notes to any sections or subsection of the Indenture set forth in Section 2.01(a), any and all obligations thereunder and any Event of Default related solely to such sections and subsection, are hereby deleted throughout the Indenture and the Notes.

ARTICLE 3
RATIFICATION OF OTHER TERMS AND CONDITIONS OF THE INDENTURE
Section 3.01. Indenture to Remain in Effect.
Except as expressly modified by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with its terms. Upon the execution of this Supplemental Indenture, the Indenture and the Notes shall be deemed to be modified and amended in accordance with this Supplemental Indenture and each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented and amended hereby, unless the context otherwise requires, and all the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.
ARTICLE 4
EFFECTIVENESS OF THIS SUPPLEMENTAL INDENTURE
Section 4.01. Operative Conditions to the Effectiveness of this Supplement Indenture.
This Supplemental Indenture shall become effective and binding on the Issuer, the Guarantors, the Trustee and every Holder heretofore or hereafter and delivered under the Indenture, upon the execution and delivery by the parties to this Supplemental Indenture, provided, however, that the Amendments set forth in Article 2 of this Supplemental Indenture shall only become operative upon:
(a)the issuance of the New 2029 Notes by the New Notes Issuer and delivery in exchange for the Exchanged Notes in accordance with the terms of the Exchange Offer;
(b)the payment of the Accrued Interest in respect of the Exchanged Notes in accordance with the terms of the Exchange Offer; and
(c)written confirmation having been provided by the Issuer to the Trustee that the requirements set forth in subsection (a) and (b) of this Section 4.01 have been satisfied, together, the “Operative Conditions”.
Section 4.02. Satisfaction Officer’s Certificate.
The Amendments shall become operative upon satisfaction of the Operative Conditions, as evidenced by an Officers’ Certificate substantially in the form attached to this Supplemental Indenture as the Schedule hereto (the “Satisfaction Officer’s Certificate”) delivered to the Trustee.

ARTICLE 5
MISCELLANEOUS
Section 5.01. Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes.
Nothing in this Supplemental Indenture or the Notes, expressed or implied, shall give to any Person other than the parties to this Supplemental Indenture and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Notes.
Section 5.02. No Recourse Against Others.
No director, officer, employee or shareholder, as such, of the Issuer, the Guarantors or the Trustee shall have any liability for any obligations of the Issuer, the Guarantors or the Trustee respectively, under this Supplemental Indenture, the Indenture or the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder is deemed to have waived and released all such liability.
Section 5.03. Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES TO THIS SUPPLEMENTAL INDENTURE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 5.04. Consent to Jurisdiction.
The parties to this Supplemental Indenture ratify the provisions of Section 11.11 of the Indenture with respect to this Supplemental Indenture as if such provisions were set forth in their entirety in this Supplemental Indenture.
Section 5.05. Successors and Assigns.
All covenants and agreements of the Issuer and the Guarantors in this Supplemental Indenture shall bind their respective successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 5.06. Multiple Originals.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.
Section 5.07. Severability Clause.
In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision of this Supplemental Indenture invalid or unenforceable in any respect.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused this Supplemental Indenture to be duly executed as of the date first written above.

AZUL INVESTMENTS LLP,
as the Issuer

By:	Azul Linhas Aéreas Brasileiras S.A.,
as Managing Partner

By:	/s/ Raphael Linares Felippe
	Name:	Raphael Linares Felippe
	Title:	Attorney-in-Fact

AZUL S.A.
as Guarantor

By:	/s/ Thais Vieira Haberli
	Name:	Thais Vieira Haberli
	Title:	Attorney-in-Fact

AZUL LINHAS AÉREAS BRASILEIRAS S.A.
as Guarantor

By:	/s/ Raphael Linares Felippe
	Name:	Raphael Linares Felippe
	Title:	Attorney-in-Fact
[Signature Page to Supplemental Indenture in respect of 5.875% Senior Notes due 2024]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused this Supplemental Indenture to be duly executed as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION
(as successor in interest to U.S. Bank, National Association)
as Trustee, Registrar, Transfer Agent and Paying Agent

By:	/s/ Michelle Mina-Rosado
	Name:	Michelle Mina-Rosado
	Title:	Vice President
[Signature Page to Supplemental Indenture in respect of 5.875% Senior Notes due 2024]

SCHEDULE
FORM OF SATISFACTION OFFICER’S CERTIFICATE
The undersigned, being an attorney-in-fact for Azul Linhas Aéreas Brasileiras S.A., the managing partner of Azul Investments LLP (the “Issuer”), a Delaware limited liability partnership, with its registered office located at the offices of Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, pursuant to Sections 4.02 of the Supplemental Indenture dated as of July 14, 2023 (the “Supplemental Indenture”), relating to the Issuer’s 5.875% Senior Notes due 2024 (the “Notes”) by and among the Issuer, Azul S.A., a Brazilian corporation (sociedade por ações) (“Azul”) and Azul Linhas Aéreas Brasileiras S.A., a Brazilian corporation (sociedade por ações) (“ALAB”) as the guarantors, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank, National Association), as trustee, registrar, transfer agent and paying agent (the “Trustee”), in connection with the satisfaction of certain conditions to give effect to the Amendments set forth in the Supplemental Indenture, hereby certifies on behalf of the Issuer and not in his personal capacity:
1.The undersigned has read such Operative Conditions as stated in the Supplemental Indenture and made such examination or investigation as is necessary to enable him to express an informed opinion as to the satisfaction of the Operative Conditions.
2.On [●], 2023, the New 2029 Notes were issued by the New Notes Issuer and delivered in exchange for the Exchanged Notes in accordance with the terms of the Exchange Offer.
3.On [●], 2023, the Issuer paid the Accrued Interest in respect of the Exchanged Notes in accordance with the terms of the Exchange Offer.
4.Accordingly, the Operative Conditions have been satisfied and, in accordance with Section 4.01 of the Supplemental Indenture, the Amendments have become operative on the date of this Officer’s Certificate.
Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Supplemental Indenture.
[Signature Page Follows]

IN WITNESS WHEREOF, I have duly signed this document as of [●], 2023.

By:
Name:
	Title:	Attorney-in-Fact for Azul Linhas Aéreas Brasileiras S.A.,
as Managing Partner
[Signature Page to the Satisfaction Officer’s Certificate in respect of 5.875% Senior Notes due 2024]